UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 27, 2023

AMERICAN COASTAL INSURANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		001-35761		75-3241967
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

800 2nd Avenue S.				33701
Saint Petersburg,	FL
(Address of principal executive offices)				(Zip Code)

		(727)	895-7737
(Registrant's telephone number, including area code)
UNITED INSURANCE HOLDINGS CORP.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	ACIC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 27, 2023, American Coastal Insurance Corporation (“ACIC” or the “Company”) entered into an equity distribution agreement (the “Agreement”) with Raymond James & Associates, Inc., as agent (the “Agent”), relating to the issuance and sale from time to time by the Company (the “ATM Program”), through the Agent, of up to 8,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”). Sales of the Shares, if any, under the Agreement will be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Capital Market (“Nasdaq”), the existing trading market for the Company’s common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and any other method permitted by law, including in privately negotiated transactions. The Agent is not required to sell any specific amount of Shares but has agreed to act as the Company’s sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq. In connection with the Agreement, we have entered into a trading arrangement with Raymond James pursuant to which we have granted Raymond James sole discretion to sell up to 4,000,000 shares of our common stock within specified price ranges prior to November 13, 2023 or when the trading arrangement is earlier terminated pursuant to the terms thereof without further delivery of a placement notice under the Agreement.

The Agreement includes customary representations, warranties and covenants by the Company and customary obligations of the parties and termination provisions. The Company has agreed to indemnify the Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Agent may be required to make with respect to any of those liabilities. The Company will pay the Agent for sales of the Shares a commission equal to 3.0% of the gross proceeds from the sales of Shares pursuant to the Agreement.

The Shares to be sold under the Agreement, if any, will be issued and sold pursuant to the prospectus forming a part of the Company’s “shelf” registration statement on Form S-3 (File No. 333-256825), which was declared effective by the Securities and Exchange Commission on June 17, 2021, as supplemented by the prospectus supplement dated September 27, 2023 related thereto. The Company plans to use the net proceeds from any sales pursuant to the Agreement for general corporate purposes, including to create capacity for expanding specialty underwriting and for the potential contribution to its statutory entities for capital adequacy purposes.

The offering of Shares pursuant to the Agreement will terminate upon the earliest of (i) the issuance and sale of all Shares subject to the Agreement or (ii) the termination of the Agreement as permitted therein.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference. In connection with the ATM Program, Debevoise & Plimpton LLP provided the Company with the legal opinion attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated as of September 27, 2023, between the Company and Raymond James & Associates, Inc.

5.1	Opinion of Debevoise & Plimpton LLP.

23.1	Consent of Debevoise & Plimpton LLP (contained in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

AMERICAN COASTAL INSURANCE CORPORATION
September 27, 2023	By:	/s/ B. Bradford Martz
B. Bradford Martz, President and Chief Financial Officer (principal financial officer and principal accounting officer)